Exhibit 10.3

AeroVironment, Inc. 900 Innovators Way Simi Valley, CA 93065 Phone: 805-581-2187 Fax: 805-581-4512

                 , 2016

[Director]

[Director Address]

Re:                             Amendment of Outstanding Awards

Dear [Director]:

Appendix A attached hereto lists your outstanding stock options (your “Options”) and restricted stock awards (your “Restricted Stock Awards”), which were previously granted to you by AeroVironment, Inc. (the “Company”) under the Company’s equity incentive plans (the “Plans”).  Your Options and Restricted Stock Awards are evidenced by written award agreements under the applicable Plans (the “Award Agreements”).  Your Options and Restricted Stock Awards are collectively referred to in this letter as your “Awards.”

The purpose of this letter agreement is to amend your Awards to provide that upon the occurrence of a “Change in Control” (as defined in Appendix B attached hereto), the portion of your Awards that are outstanding and unvested immediately prior to the Change in Control shall accelerate and become fully vested and nonforfeitable (and, in the case of your Options, exercisable) as of (or, as may be necessary to effectuate the purposes of this acceleration, immediately prior to) the date of the Change in Control.

This letter agreement does not modify any other terms of your Awards except as expressly set forth above.  To the extent the foregoing amendment conflicts with the written Award Agreements evidencing your Awards or the applicable Plan under which your Awards were granted, the terms of this letter agreement will control.  Without limiting the generality of the foregoing, nothing in this letter agreement modifies any rights you may have under any other agreement with the Company and, in the event of any conflict between the terms of this letter agreement and any other such agreement, the terms of any such agreement shall control.

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If this letter accurately sets forth our agreement with respect to the foregoing matters, please sign the enclosed copy of this letter and return it to me.

Sincerely,

Timothy E. Conver
Chief Executive Officer
AeroVironment, Inc.

Acknowledged and Agreed:

By:
[Director]

APPENDIX A

SCHEDULE OF AWARDS

Type of Award	Grant Date	# of Shares/Options Granted	Option Exercise Price	Applicable Plan

APPENDIX B

DEFINITIONS

The following defined terms shall apply for purposes of this letter agreement:

“Beneficial Owner” has the meaning as used in Rule 13d-3 promulgated under the Securities Exchange Act.  The terms “Beneficially Owned” and “Beneficial Ownership” each have a correlative meaning.

“Board” means the Board of Directors of the Company.

“Change in Control” of the Company means, and shall be deemed to have occurred upon, any of the following events:

(a)         The acquisition by any Person of Beneficial Ownership of twenty-five percent (25%) or more of the outstanding voting power; provided, however, that the following acquisitions shall not constitute a Change in Control for purposes of this subparagraph (a): (A) any acquisition directly from the Company; (B) any acquisition by the Company or any of its Subsidiaries; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph (c) below; or

(b)         Individuals who at the beginning of any two year period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company during such two year period and whose election, or whose nomination for election by the Company’s stockholders, to the Board was either (i) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (ii) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

(c)          Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the outstanding shares and outstanding voting securities immediately prior to such Business Combination own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company, as the case may be, of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities (provided, however, that for purposes of this clause (i) any shares of common stock or voting securities of such resulting entity received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners’ ownership of outstanding shares or outstanding voting securities immediately prior to such Business Combination shall not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting entity); (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of such entity resulting from the Business Combination unless such Person owned twenty-five percent (25%) or more of the outstanding shares or outstanding voting securities immediately prior to the Business Combination; and (iii) at least a majority of the members of the Board of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d)         Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

For purposes of clause (c), any Person who acquires outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination, of outstanding voting securities of both the Company and the entity or entities with which the Company is combined shall be treated as two Persons after the Business Combination, who shall be treated as owning outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination of, respectively, outstanding voting securities of the Company, and of the entity or entities with which the Company is combined.

“Person” has the meaning as defined in Section 3(a)(9) of the Securities Exchange Act and used in Section 13(d) or 14(d) of the Securities Exchange Act, and will include any “group” as such term is used in such sections.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Subsidiary” means any corporation with respect to which another specified corporation has the power under ordinary circumstances to vote or direct the voting of sufficient securities to elect a majority of the directors.